Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

February 8, 2018

Cadence Bancorporation

2800 Post Oak Boulevard, Suite 3800

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as special counsel to Cadence Bancorporation, a Delaware corporation (the “Company”), in connection with the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of up to 8,050,000 shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) to be sold by the selling stockholder named in the Registration Statement on Form S-1 filed by the Company (the “Selling Stockholder”) with the U.S. Securities and Exchange Commission (the “SEC”) on February 1, 2018 (the “Registration Statement,” which term does not include any other document or agreement whether or not specifically referred to or attached as an exhibit or schedule thereto), as well as the registration under the Securities Act of up to 1,150,000 shares (the “Additional Shares”) of Class A Common Stock to be sold by such selling stockholder pursuant to the Registration Statement on Form S-1 filed by the Company with the Commission pursuant to Rule 462(b) of the Securities Act on February 8, 2018 (the “462(b) Registration Statement”). In connection with the foregoing, you have requested our opinion with respect to the following matters.

For the purposes of giving the opinion contained herein, we have examined the Registration Statement, the 462(b) Registration Statement and the form of Underwriting Agreement among the Company, the stockholder party thereto and the underwriters named therein (the “Underwriting Agreement”). We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the certificate of

Cadence Bancorporation

February 8, 2018

incorporation and bylaws of the Company, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth below. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of officers and representatives of the Company and the selling stockholder and certificates or comparable documents of public officials and of officers and representatives of the Company and the selling stockholder.

In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Additional Shares are validly issued, duly authorized, fully paid and nonassessable.

We are members of the bar of the State of New York, and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the 462(b) Registration Statement and to the use of our name under the caption “Validity of Class A Common Stock” in the Prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, and the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz